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Exhibit 10.1

                       SETTLEMENT AGREEMENT WITH RELEASES
                       ----------------------------------


     This Settlement Agreement with Releases ("Agreement"), dated as of February 19, 2000 ("Effective Date"), is entered into by and between STRATEGIC SOLUTIONS GROUP, INC. ("SSGI") and SUPERMEX TRADING COMPANY LTD. a British Virgin Islands Corporation ("Supermex") (both of whom are sometimes collectively referred to as the parties").

     WHEREAS, on October 22, 1997, the parties entered into a Securities Purchase Agreement ("Security Purchase Agreement"), Debenture ("Debenture"), Registration Rights Agreement ("Registration Rights Agreement"), Common Stock Purchase Warrant ("Warrant") whereby Supermex purchased from SSGI 6% Convertible Subordinated Debentures of SSGI in the principal amount of $1,600,000, as amended pursuant to an Amendment to the Debenture dated March 19, 1999 ("Amendment");

     WHEREAS, on July 23, 1998, the Parties entered into an Agreement, Promissory Note in the principal amount of $105,800.00 and Security Agreement ("hereinafter the "Late Delivery Fee Agreement", "Judgement Note" and "Security Agreement, (respectively);

     WHEREAS, on August 11, 1999, the Parties entered into a Settlement Agreement with Releases ("Settlement Agreement");

     WHEREAS, on September 16, 1999, the Parties entered into a Release of Collateral and Revised Settlement Agreement ("Release and Settlement Agreement");

     WHEREAS, the Security Purchase Agreement, Debenture, Registration Rights Agreement, Warrant, Amendment, Late Fee Agreement, Judgement Note, Security Agreement, Settlement Agreement, Release and Settlement Agreement and any and all Agreements, amendments and supporting documents and exhibits thereto and any other Agreements or understandings between the Parties, whether oral and/or written are incorporated herein (each referred to as provided above or as "Supermex Agreement" and collectively referred to as "Supermex Agreements");

     WHEREAS, the Parties have agreed to enter into this Agreement to avoid further expense, inconvenience and to enable the Parties to be completely free of any further liability for past, present and future claims related in any way to the Supermex Agreements.

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties hereto, the Parties hereto, intending to be legally bound hereby, agree as follows:
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     1. Consideration. In consideration for the satisfaction in full of the
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Supermex Agreements in their entirety, including all interest thereon, penalties, expenses, costs, liabilities, and claims of any nature, the parties agree to the following consideration payable by SSGI to Supermex pursuant to the terms herein:

          a. Lump Sum Payment. On the Settlement Closing Date (as defined
             ----------------
below), SSGI will pay to Supermex the sum of Two Hundred Thousand Dollars ($200,000.00; the "Lump Sum Payment") by certified check or wire transfer, pursuant to Supermex's written instruction.

          b. Transfer of SSGI Shares. Supermex shall be entitled to effectuate
             -----------------------
conversions under the Debenture for an aggregate of, and not more than, one million (1,000,000) shares of SSGI common stock on the terms in effect as of the date of this Agreement but subject to the additional terms of this Agreement. Provided the Company timely honors its obligations on the Settlement Closing Date as provided in this Agreement and timely honors all conversions made by Supermex on or before the Conversion Expiration Date (as defined below), Supermex's right to effectuate conversions under the Debenture shall expire at the close of business on the Conversion Expiration Date. In furtherance of the foregoing, and not in limitation thereof, except for the limitation set forth under Section 2.1 of the Securities Purchase Agreement and the provisos in the immediately preceding sentence, the Securities Purchase Agreement, the Debenture, the Registration Rights Agreement and the Security Agreement are deemed to be amended to provide that Supermex's conversions effected on or after the date hereof may be for such amounts of SSGI common stock as are requested by Supermex from time to time, provided, however, that the aggregate amount of all such requests shall not be for more than 1,000,000 shares of common stock of SSGI (subject to the adjustments for certain capital transactions as provided in the Debenture) and SSGI commits to timely honor all such conversions made on or before the close of business on the Conversion Expiration Date. The term "Conversion Expiration Date" means the date which is the sixtieth day (60th) (or if such date is not a business day, the next business day thereafter) after the later of the date on which SSGI makes the Lump Sum Payment to Supermex or the Settlement Closing Date.

          c. Transfer of Digital Chainsaw, Inc. Shares. On the Settlement
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Closing Date, SSGI will transfer to Supermex one hundred and fifty thousand
(150,000) shares of common stock of Digital Chainsaw, Inc. now owned by SSGI, duly endorsed in blank together with any registration rights held or retained by SSGI with respect to such shares. SSGI will take all steps reasonably requested by Supermex to effectuate the transfer of such shares into the name of Supermex on the books and records of Digital Chainsaw.

          d. Promissory Note. On the Settlement Closing Date, SSGI will deliver
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to Supermex a promissory note in the principal amount of one hundred thousand dollars ($100,000.00; the "Settlement Note") in the form attached hereto as
Exhibit 1. The Settlement Note shall provide for monthly payments of $10,000.00 commencing March 31, 2000, with subsequent payments on the last day of each month until paid in

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full. Payment of the Settlement Note is secured by the terms of the Security
Agreement, as amended hereby.

          e.   Payment of Legal Fees. On the Settlement Closing Date, SSGI will
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pay Krieger & Prager, LLP, counsel to Supermex, the sum of fifteen thousand dollars ($15,000.000) on account of legal fees incurred by Supermex in connection with its transactions with SSGI subsequent to the issuance of the Debenture.

     2.   Settlement Closing Date. The "Settlement Closing Date" shall be March
          -----------------------
1, 2000.

     3.   Execution of Supermex Agreements; Effect on Other Agreements
          ------------------------------------------------------------

          a.   Security Agreement. The Parties hereby agree that as of the date
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on which SSGI fulfills its obligations provided in Section 1 to be fulfilled on the Settlement Closing Date (the "SSGI Settlement Closing Date Obligations"), the Security Agreement shall be amended as follows: (i) the Obligations contemplated by the Security Agreement shall be deemed to refer to the outstanding obligations of SSGI as contemplated by this Agreement and (ii) the Collateral contemplated by the Security Agreement shall be deemed to refer only to the shares of Digital Chainsaw common stock beneficially owned by SSGI (after the transfer contemplated by Section 1(c) hereof), which SSGI represents is at least 641,045 shares (the "Security Shares"). As contemplated by the Security Agreement, the Security Shares will be held by Ernest D. Palmarella, Esq. as escrow agent for Supermex for the purpose of perfecting Supermex's security interest in the Security Shares.

          b.   Debenture. Ernest D. Palmarella, Esq. will hold the original
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Debenture as escrow agent for Supermex and SSGI until the earlier of (i) the date on which SSGI has issued and delivered to Supermex 1,000,000 shares of SSGI common stock registered in the name of Supermex, with respect to the conversions effected by Supermex under the Debenture after the date hereof or (ii) the Conversion Expiration Date (subject to SSGI's honoring any conversions effected on or before such date). Pending the occurrence of such event contemplated by the immediately preceding sentence, the holding of such Debenture in escrow shall satisfy any obligation of Supermex to deliver the Debenture to SSGI in connection with any conversion. Upon the occurrence of the earlier of the events contemplated by the first sentence of this paragraph (b), the escrow agent will deliver the Debenture to SSGI for cancellation.

     4.   Effect on Agreements. Except to the extent expressly provided in this
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Agreement, the Supermex Agreements or instruments issued by either party in favor of the other shall remain in full force and effect. Each Supermex Agreement shall be deemed terminated and of no further force and effect at the time the obligation of SSGI to Supermex underlying such Agreement is satisfied in full. On the Settlement Closing Date, Supermex shall deliver to SSGI the $105,000 Judgement Note, marked satisfied and cancelled. The parties recognize that the $105,000 Judgment Note was satisfied pursuant to the Release and Settlement Agreement.

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     5.   Release of SSGI. Except for liabilities which arise under this
          ---------------
Agreement or are contemplated to remain in effect pursuant to the terms of this Agreement, as of the Settlement Closing Date, Supermex hereby releases and forever discharges SSGI of and from any and all past, present and future claims, debts, causes of action, obligations, guarantees, costs, expenses, attorney's fees, interest, damages and liabilities of any kind whatsoever, known or unknown, direct or indirect, in law or in equity which Supermex has, had, or may have had against SSGI up to the date hereof, regardless of whether such claims arise out of or related to the Supermex Agreements.

     6.   Release of Supermex. As of the Settlement Closing Date, SSGI hereby
          -------------------
releases and forever discharges Supermex of and from any and all past, present and future claims, debts, causes of action, obligations, guarantees, costs, expenses, attorney's fees, interest, damages and liabilities of any kind whatsoever, known or unknown, direct or indirect, in law or in equity which SGGI has, had, or may have had against Supermex up to the date hereof, arising out of or related to the Supermex Agreements.

     7.   Nonperformance. If, for any reason, SSGI does not deliver to Supermex
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the items required to be delivered to Supermex under Section 1. above, the provisions of Sections 3. through 6., inclusive, above shall be deemed null and void and of no effect. In such event, all liabilities and obligations of SSGI and rights of Supermex as in effect immediately prior to the execution and delivery of this Agreement shall continue in effect as before without regard to the terms of this Agreement.

     8.   Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the Parties, and it supersedes any prior agreements or understandings between them including any prior drafts of this Agreement. There are no agreements, covenants, conditions or limitations of this Agreement that are not expressly stated herein. This Agreement may not be amended or changed in any way, except by a written instrument signed by both of the Parties.

     9.   Counterparts. This Agreement may be executed by each of the Parties in
          ------------
separate counterparts and have the same force and effect as if the Parties had executed a single document. Facsimile copies shall be deemed originals and binding upon the Parties.

     10.  Binding Effect. This Agreement shall be binding upon and inure to the
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benefit of the successors and assigns of SSGI and Supermex, as applicable.

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     11.  Choice of Law. This Agreement shall be governed by and interpreted in
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accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the Parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Agreement hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective the 19th day of February, 2000.

                                            STRATEGIC SOLUTIONS GROUP, INC.


                                            By: /s/ John J. Cadigan
                                               ---------------------------------
                                               John J. Cadigan, Chief Executive
                                               Officer

                                            SUPERMEX  TRADING  COMPANY,
                                            LTD.


                                            By: /s/ John Gainsford
                                                ------------------
                                                John Gainsford, President

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